Group Management Corp
                   Consolidated Balance Sheet
                    As of December 31, 2002


      ASSETS


Current Assets
   Cash                                                        $
                                                               -
   Accounts
   receivable-net                                              -
   Inventory
                                                               -

   Total Current
   Assets                                                      -

Property and Equipment, Net
                                                               -

Other Assets, Net
                                                               -

                                                               $
                                                               -


       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Convertible debentures                                      $
                                                       1,100,000

   Total Current Liabilities
                                                       1,100,000

Stockholders' Equity and Accumulated Deficit
   Common stock: par value $.02,  300,000,000
   shares
   authorized, 14,455,000 issued and outstanding
                                                          28,910
   Additional paid in capital
                                                      37,792,245
   Accumulated deficit
                                                    (38,921,155)

   Total Stockholders' deficit
                                                     (1,100,000)


                                                               $
                                                               -



See accompanying summary of accounting policies and notes to financial statements.


                   Group Management Corp
           Consolidated Statements of Operations
      For the Years Ended December 31, 2002 and 2001




                                            2002       2001

Revenues:
Sales                                          $    $
                                               -   74,826

Cost of Goods Sold
                                               -    356,071

Gross Profit
                                               -    218,755

Operating Expenses
General and administrative
                                         461,598   15,260,88
                                                          3
Depreciation expense
                                               -    147,679
Interest expense
                                               -     28,872
Research and development
                                               -          -
Loss on investment in ITVR
                                               -          -


                                         461,598   15,437,43
                                                          4

Other Income
Interest income
                                               -          -

Minority interest
                                               -          -


Net Loss                                $           $
                                       461,598)    15,218,67
                                                  9)



Basic and fully diluted net loss per
share                                     (0.05)
                                                     (0.26)

Weighted average number of shares
outstanding for basic and diluted net  9,281,742   59,293,69
loss per share                                            7




 See accompanying summary of accounting policies and notes to financial statements.







              Common
              Stock                   Additional
             Number of                  Paid in
                                                  Accumulate
                                                      d
               Shares      Amount       Capital     Deficit       Total
Balance,                         $            $            $           $
December    44,073,197       4,407    26,666,825   (23,240,87   3,430,354
31, 2000                                                  8)
Shares
issued for  21,603,100      43,206    5,941,716            -   5,984,922
services
Shares
issed in     4,320,862       8,642    5,372,826            -   5,381,468
acquisition
s,  net of
10,000,000
cancelled
shares
Shares
issued for     214,900         430       43,468            -      43,898
cash
Beneficial
interest on          -           -      468,258            -     468,258
convertible
debt
Effect of
unconsolida          -           -    (4,992,885            -   (4,992,885
ted                                           )                        )
subsidiary
Effect of 1
to 20       (66,658,80    (49,578)            -            -    (49,578)
reverse             1)
stock split
Net loss
                     -           -            -   (15,218,67   (15,218,67
                                                          9)          9)
Balance,
December     3,553,258       7,107    33,500,208   (38,459,55   (4,952,242
31, 2001                                                  7)           )
Shares
issued for  10,901,742      21,803    4,292,037            -   (638,402)
services
Shares
issued in            -           -            -            -           -
acquisition
s
Net loss
                     -           -            -    (461,598)   (1,100,000
                                                                       )
Balance,                         $            $            $           $
December    14,455,000      28,910    37,792,245   (38,921,15   (1,100,000
31, 2002                                                  5)           )






                                                2002        2001
CASH FLOWS FROM OPERATING
ACTIVITIES:
   Net (Loss)                                          $           $
                                              (461,598)   (15,218,6
                                                                79)
   Adjustments to reconcile net
  (loss)
   to net cash provided by (used
  in)
   operating activities:
     Minority interest
                                                      -           -
     Depreciation
                                                      -     122,879
     Amortization
                                                      -      24,800
     Stock based compensation
                                                      -   11,316,81
                                                                  2
     Purchased in-process
    technology                                        -           -
     Loss on investment in iTVr
                                                      -           -
     Beneficial interest on
    convertible debt                                  -     468,258
   Changes on operating assets and
  liabilities:
     Accounts receivable
                                                      -      20,489
     Inventory
                                                      -    (11,247)
     Other assets
                                                      -    (55,876)
     Accounts payable and accrued
    expenses                                    363,687     485,168

NET CASH PROVIDED BY
   (USED IN) OPERATING ACTIVITIES
                                               (97,911)   (2,847,39
                                                                 6)

CASH FLOWS FROM INVESTING
ACTIVITIES:
   Cash acquired through purchase
  of subsidiary                                                   -
   Investment in iTVr
                                                      -           -
   Purchase of equipment
                                                      -   (490,328)
   Notes receivable
                                                      -     102,200
NET CASH PROVIDED BY (USED IN)
   INVESTING ACTIVITIES
                                                      -   (388,128)

CASH FLOWS FROM FINANCING
ACTIVITIES:
   Proceeds from issuance of stock
                                                      -      43,898
   Proceeds from notes payable
                                                      -   3,127,890
   Payments on notes payable
                                                      -   (126,793)

NET CASH PROVIDED BY (USED IN)
    FINANCING ACTIVITIES
                                                      -   3,044,995

   Increase (decrease) in cash and
  cash equivalents                             (97,911)   (190,529)

   Cash and cash equivalents at
  beginning of period                            97,911     288,440

   Cash and cash equivalents at                        $           $
  end of period                                       -      97,911